As filed with the Securities and Exchange Commission on June 28, 2001
                                                     Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             WILD OATS MARKETS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                         84-1100630
(State of Incorporation)                     (I.R.S. Employer Identification No.


                               3375 Mitchell Lane
                          Boulder, Colorado 80301-2244
                    (Address of principal executive offices)

                          Employee Stock Purchase Plan
                         Employee Equity Incentive Plans
                            (Full title of the plan)

                                  Perry D. Odak
                             Chief Executive Officer
                             Wild Oats Markets, Inc.
                               3375 Mitchell Lane
                          Boulder, Colorado 80301-2244
                                 (303) 440-5220
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                              Francis R. Wheeler, Esq.
                               COOLEY GODWARD LLP
                                One Tabor Center
                       1200 Seventeenth Street, Suite 2100
                             Denver, Colorado 80202
                                 (303) 606-4800



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




                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                   Proposed Maximum
Title of Securities to  Amount to be Registered    Offering Price Per  Proposed Maximum     Amount of Registration
be Registered                                      Share (1)           Aggregate Offering             Fee
                                                                       Price (1)
======================================================================================================================
  Common Stock,
  par value $.001 per   730,000 shares             $9.00               $6,573,000           $1,643.25
  share
======================================================================================================================

         (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are based upon the weighted average exercise price of options outstanding and the average of the high and low prices of the Registrant's Common Stock on June 22, 2001, as reported on Nasdaq National Market. The following chart illustrates our calculation of the registration fee:

======================================================================================================================
               Type of Shares               Number of             Offering Price Per           Aggregate Offering
                                            Shares                Share                        Price
======================================================================================================================
 Shares issuable pursuant
 to options outstanding under
 certain employee equity incentive          230,000               $8.08(a)                     $1,858,400
 plans
======================================================================================================================
          Shares issuable under the
    Employee Stock Purchase Plan            500,000               $9.43(b)                     $4,715,000
======================================================================================================================

 (a)    Based on the weighted average exercise price of options outstanding.
 (b) Based on the Nasdaq National Market closing price of the Registrant's Common Stock on June 22, 2001.


         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.


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

                                  INTRODUCTION
        This Registration Statement on Form S-8 is filed by Wild Oats Markets, Inc., a Delaware corporation, and relates to 230,000 shares of the Company's Common Stock issuable pursuant to certain stock option agreements entered into by the Registrant and an additional 500,000 shares of the Company's Common Stock issuable pursuant to the Wild Oats Markets, Inc. Employee Stock Purchase Plan.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation  of Certain Documents by Reference

        The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

        (a) The Registrant's latest annual report on Form 10-K (File No. 000-21577) for the fiscal year ended December 30, 2000 filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (b) The Registrant's Quarterly Report on Form 10-Q (File No. 000-21577) for the quarter ended March 31, 2001.

        (c) The Registrant's Current Report on Form 8-K filed with the Commission on January 4, 2001;

        (d) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed on October 17, 1996;

        (e) The description of rights to purchase Series A Junior Participating Preferred Stock contained in the Registrant's registration statement on Form 8-A dated May 21, 1998; and

        (f) All reports and other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement.

        Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or contained in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not Applicable.

Item 5  Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Amended and Restated Bylaws also provide that the Company will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by Delaware law, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Company's Amended and Restated Certificate of Incorporation, as amended, provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provisions do not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

        The Company has entered into agreements with its directors and certain executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Company, provided that such person's conduct was not knowingly fraudulent or deliberately dishonest and did not constitute willful misconduct. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

        The above discussion of the Company's Amended and Restated Certificate of Incorporation, as amended, Amended and Restated Bylaws and the Delaware General Corporation Law is only a summary and is qualified in its entirety by the full text of each of the foregoing.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits

Exhibit
Number    Description

4.1       Amended and Restated Certificate of Incorporation of the Registrant
          (1)

4.2 Certificate of Correction to Amended and Restated Certificate of Incorporation of the Registrant (1)

4.3 Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (2)

4.4       Amended and Restated By-Laws of the Registrant (1)

4.5 Rights Agreement dated May 22, 1998 between Registrant and Norwest Bank Minnesota (3)

4.6       Specimen stock certificate (4)

4.7       Employee Stock Purchase Plan (4)

4.8       First Amendment to Employee Stock Purchase Plan

5.1       Opinion of Cooley Godward LLP

23.1      Consent of PricewaterhouseCoopers LLP

23.2      Consent of KPMG LLP

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


23.3      Consent of Ernst & Young LLP

23.4      Consent of Cooley Godward LLP (included in Exhibit 5.1)

24.1      Power of Attorney

(1) Incorporated by reference from the Registrant's Form 10-K for the year ended December 28, 1996. (File No. 0-21577)

(2) Incorporated by reference from the Registrant's Registration Statement on Form S-3, as amended, filed with the Commission on November 10, 1999. (File No. 333-88011)

(3) Incorporated by reference from the Registrant's Form 10-Q for the period ended September 30, 2000 (File No. 0-21577), filed on November 14, 2000.

(4) Incorporated by reference from the Registrant's Registration Statement on Form S-1 filed on August 30, 1996. (File No. 333-11261)


Item 9. Undertakings

1.      The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such informa tion in the registration statement;

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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


3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on June 28, 2001.

WILD OATS MARKETS, INC.

By:  /s/ Mary Beth Lewis
   -----------------------------------------
     Mary Beth Lewis, Vice President of
     Finance, Chief Financial Officer and
     Secretary

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                                            Title                                       Date

                      *                              Chief Executive Officer, President and      June 28, 2001
--------------------------------------------         Director
                Perry D. Odak

                      *                              Chairman of the Board                       June 28, 2001
--------------------------------------------
                John A. Shields

                      *                              Vice Chairman of the Board                  June 28, 2001
--------------------------------------------
                David M. Chamberlain


--------------------------------------------          Director                                   June __, 2001
                Elizabeth C. Cook


                /s/ Mary Beth Lewis                  Vice President of Finance (principal        June 28, 2001
--------------------------------------------         financial officer and principal
                    Mary Beth Lewis                  accounting officer)


                      *                              Director                                    June 28, 2001
--------------------------------------------
                Brian K. Devine

                      *                              Director                                    June 28, 2001
--------------------------------------------
                David L. Ferguson


--------------------------------------------         Director                                    June __, 2001
                Michael C. Gilliland

                      *                              Director                                    June 28, 2001
--------------------------------------------
                James B. McElwee

                      *                              Director                                    June 28, 2001
--------------------------------------------
                Morris Siegel

*By:  /s/ Mary Beth Lewis
      ------------------------------------
      Mary Beth Lewis, as Attorney in Fact

                                  EXHIBIT INDEX

Exhibit
Number    Description

4.1       Amended and Restated Certificate of Incorporation of the Registrant
          (1)

4.2 Certificate of Correction to Amended and Restated Certificate of Incorporation of the Registrant (1)

4.3 Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (2)

4.4       Amended and Restated By-Laws of the Registrant (1)

4.5 Rights Agreement dated May 22, 1998 between Registrant and Norwest Bank Minnesota (3)

4.6       Specimen stock certificate (4)

4.7       Employee Stock Purchase Plan (4)

4.8       First Amendment to Employee Stock Purchase Plan

5.1       Opinion of Cooley Godward LLP

23.1      Consent of PricewaterhouseCoopers LLP

23.2      Consent of KPMG LLP

23.3      Consent of Ernst & Young LLP

23.4      Consent of Cooley Godward LLP (included in Exhibit 5.1)

24.1      Power of Attorney


(1) Incorporated by reference from the Registrant's Form 10-K for the year ended December 28, 1996. (File No. 0-21577)

(2) Incorporated by reference from the Registrant's Registration Statement on Form S-3, as amended, filed with the Commission on November 10, 1999. (File No. 333-88011)

(3) Incorporated by reference from the Registrant's Form 10-Q for the period ended September 30, 2000 (File No. 0-21577), filed on November 14, 2000.

(4) Incorporated by reference from the Registrant's Registration Statement on Form S-1 filed on August 30, 1996. (File No. 333-11261)

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